EXHIBIT 32.1
CERTIFICATIONS OF CO-CHIEF EXECUTIVE OFFICERS AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Reed Hastings, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Netflix, Inc. for the quarter ended June 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Netflix, Inc.

Dated: July 21, 2022	By:	/S/ REED HASTINGS
Reed Hastings
Co-Chief Executive Officer

I, Ted Sarandos, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Netflix, Inc. for the quarter ended June 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Netflix, Inc.

Dated: July 21, 2022	By:	/S/ TED SARANDOS
Ted Sarandos
Co-Chief Executive Officer and Chief Content Officer

I, Spencer Neumann, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Netflix, Inc. for the quarter ended June 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Netflix, Inc.

Dated: July 21, 2022	By:	/S/ SPENCER NEUMANN
Spencer Neumann
Chief Financial Officer